EXHIBIT 4.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of August 31, 2005, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed on the signature pages hereof (the “Lenders”), WELLS FARGO BANK, N.A., as Syndication Agent (in said capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
     A. The Borrower, the Lenders, the Syndication Agent, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 27, 2005 (the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
     B. The Borrower has requested that the Lenders amend the Credit Agreement, as more fully set forth herein.
     C. The Lenders parties to this First Amendment (which Lenders constitute the Required Lenders as required under the Credit Agreement) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):
Applicable Rate

			Eurodollar
			Rate +
Pricing		Commitment	Letters of	Base Rate
Level	Leverage Ratio	Fee	Credit	+
1	Less than 2.75 to 1.00	0.500	2.000	0.500

2	Less than 3.25 to 1.00 but equal to or greater than 2.75 to 1.00	0.500	2.500	1.000

3	Less than 3.75 to 1.00 but equal to or greater than 3.25 to 1.00	0.500	2.750	1.250

4	Greater than or equal to 3.75 to 1.00	0.750	3.000	1.500

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent. Notwithstanding the foregoing, the Applicable Rate in effect from August 31, 2005 through and including the date the first Compliance Certificate is delivered pursuant to Section 6.02(a) after August 31, 2005 shall be determined based upon Pricing Level 4.
     (b) The definition of “Total Senior Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Total Senior Debt” means, at any time, an amount equal to the remainder of (a) Debt of the Borrower and its Subsidiaries minus (b) all Subordinated Debt of the Borrower and its Subsidiaries (including the Trust Notes).
     (c) Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:
     (a) Maximum Leverage Ratio. Permit the Leverage Ratio at any time during any period of four fiscal quarters of the Borrower set forth below in which the last fiscal quarter ends after the Closing Date to be greater than the ratio set forth below opposite such period:

Maximum
Four Fiscal Quarters Ending	Leverage Ratio
September 30, 2005 through December 31, 2005	4.50 to 1.00
March 31, 2006 through September 30, 2006	4.25 to 1.00
December 31, 2006 through December 31, 2007	4.00 to 1.00
March 31, 2008 and each fiscal quarter thereafter	3.75 to 1.00
     (d) Section 7.11(b) of the Credit Agreement is hereby amended to read as follows:

     (b) Minimum Fixed Charge Coverage Ratio. Permit as of the end of any period of four consecutive fiscal quarters in which the last fiscal quarter ends on or after September 30, 2005 to be less than 1.25 to 1.00.
     (e) Exhibit B to the Credit Agreement is hereby amended to be in the form of Exhibit B to this First Amendment.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this First Amendment, (ii) this First Amendment has been duly executed and delivered by the Borrower, and (iii) this First Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this First Amendment, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any provision or law, statute, rule or regulation applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this First Amendment or (ii) the acknowledgement by each Guarantor of this First Amendment.
     3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective on and as August 31, 2005, subject to the following:
     (a) the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct;
     (b) the Administrative Agent shall have received counterparts of this First Amendment executed by the Required Lenders; and

     (c) the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor.
     4. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.
     5. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon and during the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this First Amendment.
     (b) Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
     6. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder.
     7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This First Amendment shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date above written.

CARRIAGE SERVICES, INC.
By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Suzanne M. Paul
	Name:	Suzanne M. Paul
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender
By:	/s/ Warren R. Ross
	Name:	Warren R. Ross
	Title:	Vice President

GUARANTORS:
CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA,
     INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA,      INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC.
CARRIAGE MANAGEMENT, L.P.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MERGER I, INC.
CARRIAGE MERGER II, INC.
CARRIAGE MERGER III, INC.
CARRIAGE MERGER IV, INC.
CARRIAGE INSURANCE AGENCY OF
     MASSACHUSETTS, INC.

By:	/s/ Joseph Saporito
Joseph Saporito, Executive Vice President and
Chief Financial Officer

COCHRANE’S CHAPEL OF THE ROSES, INC.
By:	/s/ Doug Wagemann
Doug Wagemann
Secretary

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 27, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Carriage Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                   of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
Exhibit B-1
Form of Compliance Certificate

[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of                                         ,                      .

CARRIAGE SERVICES, INC.
By:
Name:
Title

Exhibit B-2
Form of Compliance Certificate

For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I. Section 7.11 (a) — Maximum Leverage Ratio.

A. Total Senior Debt at Statement Date:

(1) Debt of the Borrower and its Subsidiaries at Statement Date:	$

(2) Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$

(3) Total Senior Debt (Lines I.A.1 - 2):	$

B. EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”):

(1) Net Income for the Subject Period:	$

(2) To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$

(3) To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$

(4) To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$

(5) To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:
$

(6) Non-cash items increasing Net Income for the Subject Period:	$

(7) EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 - 6):	$

C. Leverage Ratio (Line I.A. ÷ Line I.B.7):	_____ to ______
Exhibit B-3
Form of Compliance Certificate

          Maximum permitted:

Maximum
Four Fiscal Quarters Ending	Leverage Ratio

September 30, 2005 through December 31, 2005	4.50 to 1.00
March 31, 2006 through September 30, 2006	4.25 to 1.00
December 31, 2006 through December 31, 3007	4.00 to 1.00
March 31, 2008 and each fiscal quarter thereafter	3.75 to 1.00

II. Section 7.11(b) — Minimum Fixed Charge Coverage Ratio.

A.	EBITDA for the Subject Period (Line I.B.7. above):	$

B.	Capital Expenditures for the Subject Period:	$

C.	Cash taxes paid during the Subject Period:	$

D.	Cash tax refunds received during the Subject Period:	$

E.
Cash Interest Expense during the Subject Period (excluding (x) the Make-Whole Premium paid to the holders of the Old Senior Notes that were retired in January 2005 and (y) the amount of Trust Preferred Interest Deferral paid in March 2005 in respect of interest deferred from September 2003 through December 2004):
$

F.	Scheduled and required principal payments during the Subject Period in respect of Debt (other than scheduled and required principal payments on the Old Senior Notes):	$

G.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in II.E. and II.F. above):	$

H.	Fixed Charge Coverage Ratio (Lines II.A. — II.B. — II.C. + II.D.) ÷ (Lines II.E. + II.F. + II.G):	______ to 1
          Minimum required:

Minimum Fixed Charge
Four Fiscal Quarters Ending	Coverage Ratio

September 30, 2005 and each fiscal quarter thereafter	1.25 to 1.00
Exhibit B-4
Form of Compliance Certificate